                        DEFERRED COMPENSATION AGREEMENT


         THIS DEFERRED COMPENSATION AGREEMENT (this "Agreement") is made, entered into and effective for all purposes this 1st day of July, 1997, by and between FRANKLIN NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the "Corporation"), and ROBERT P. PINCUS ("Employee").

         WHEREAS, Employee is the President and Chief Executive Officer of the Corporation;

         WHEREAS, Employee's past services to the Corporation have contributed to the success of the Corporation;

         WHEREAS, the Corporation desires to recognize the valuable and meritorious services performed on behalf of the Corporation by Employee and to offer him an incentive to remain as an employee of the Corporation;

         WHEREAS, Employee and the Corporation are parties to a Deferred Compensation Agreement dated December 20, 1996; and

         WHEREAS, Employee and the Corporation desire to amend and restate the Deferred Compensation Agreement in its entirety.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

         1.      Amount and Payment of Deferred Compensation.

                 A. For and in consideration of Employee's services to the Corporation, upon the occurrence of a Triggering Event, the Corporation shall pay to Employee, or (in the event of Employee's death) to Employee's Designated Beneficiary, an amount of deferred compensation (the "Deferred Compensation"), determined as follows:

                          (1)     If the Triggering Event is Employee's death,
the amount of Deferred Compensation shall be equal to Fifty Thousand Dollars ($50,000), multiplied by the number of twelve

(12)-month periods that have elapsed from December 20, 1995 through the date of Employee's death.

                          (2)     If the Triggering Event is any event other
than Employee's death, the amount of Deferred Compensation shall be determined in accordance with that certain Schedule of Deferred Compensation, a copy of which is attached hereto and made a part hereof as Exhibit A. For purposes of determining the amount of Deferred Compensation payable to Employee under Exhibit A, "Years of Service" shall mean the number of twelve (12)-month periods that have elapsed from December 20, 1995 through the date of the Triggering Event.

                 B. The Deferred Compensation described in Section 1A hereof, as reduced by any appropriate Federal income or other withholding taxes, shall be paid as follows:

                          (1)     Unless the election described in Section
1B(2) hereof is made by Employee, the Deferred Compensation shall be paid to Employee or Employee's Designated Beneficiary in a single lump-sum payment within one hundred twenty (120) days after the date of the Triggering Event.

                          (2)     At any time up until twelve (12) months prior
to the occurrence of a Triggering Event, Employee may irrevocably elect to have the Deferred Compensation paid to Employee or Employee's Designated Beneficiary in that number of annual installments as is equal to the number of twelve
(12)-month periods that have elapsed from December 20, 1995 through the date of the Triggering Event. Such annual installments shall include equal amounts of Deferred Compensation, plus interest on the unpaid amount of Deferred Compensation at the prime rate of interest charged by the Corporation on the date of the Triggering Event. The first such installment shall be paid on the first day of the calendar quarter that is at least thirty (30) days after the date of the Triggering Event. The remaining installments shall be paid on successive anniversaries of the first installment payment.

                 C. For purposes of Section 1A and 1B hereof, a "Triggering Event" shall mean the occurrence of any of the following:

                          (1)     The death of Employee;

                          (2)     The involuntary termination by the
Corporation of Employee's employment with Cause;

                          (3)     The voluntary termination by Employee of
Employee's employment; provided, that such a termination of employment shall not constitute a Triggering Event if it occurs prior to December 20, 2002 and is preceded by a Change of Control; or

                          (4)     The involuntary termination by the
Corporation of Employee's employment without Cause; provided, that such a termination of employment shall not constitute a Triggering Event if it occurs prior to December 20, 2002 and is preceded by a Change of Control.

                 D. For purposes of Section 1C hereof, a termination of Employee's employment by the Corporation shall be deemed to have been with "Cause" if such termination shall occur after any one or more of the following events:

                          (1)     Employee's conviction of a crime that is a
felony and/or a crime that involves moral turpitude;

                          (2)     Employee's use of alcohol, which materially
impairs the ability of Employee to effectively perform his duties to the Corporation, or Employee's illegal use, possession or sale of a controlled substance, or his materially impaired performance due to the illegal use of such a substance, but only if the Corporation provides written notice of its intention to terminate Employee for such use, possession or sale and Employee is provided with a reasonable opportunity to cure;

                          (3)     Employee's willful and intentional failure to
perform his duties to the Corporation, but only if the Corporation provides written notice of such failure to Employee and Employee is provided with a reasonable opportunity to correct such failure; or

                          (4)     Conduct by Employee, which is unethical,
fraudulent or unlawful, and which is materially harmful to the business or reputation of the Corporation, but only if the Corporation provides written notice of such conduct by Employee and Employee is provided with a reasonable opportunity to correct such conduct.

                 E. For purposes of Section 1C hereof, a "Change of Control" shall be deemed to have occurred if any of the following events shall take place:

                          (1)     The Corporation is merged, consolidated or
reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is defined in Section 6E(3) hereof) of the Corporation immediately prior to such transaction;

                          (2)     The Corporation sells or otherwise transfers
all or substantially all of its assets to any other corporation or other legal person;

                          (3)     There is a report filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person as the term "person" is used in Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Corporation entitled to vote generally in the election of members of the Board of Directors of the Corporation ("Voting Stock"); or

                          (4)     The Corporation files a report or proxy
statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a strategic transaction of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

                 F. Employee shall complete and execute the Designation of Beneficiary, attached hereto as Exhibit B, specifying who shall receive any amounts of Deferred Compensation payable following the death of Employee.

         2.      No Separate Fund.

                 A. The Corporation shall continue, at all times and for all purposes, to have an interest in the amount of Deferred Compensation payable to Employee hereunder, and such amount shall continue to be part of the general assets of the Corporation and shall remain subject to the claims of the general creditors of the Corporation, up until the time of actual payment by the Corporation to Employee or Employee's Designated Beneficiary. Notwithstanding the foregoing, the Corporation may establish, in its name, one or more accounts earmarked as holding the Deferred Compensation.

                 B. No provisions or terms contained herein or the establishment of any accounts or records on the books of the Corporation in furtherance of carrying out the provisions of this Agreement shall be deemed to create a trust or escrow arrangement of any kind, or to create a fiduciary relationship, between the Corporation and Employee.

         3. No Agreement to Be Employed. This Agreement is solely to provide deferred compensation for services rendered by Employee to the Corporation and is neither an agreement or commitment by the Corporation to employ Employee nor an agreement or commitment of Employee to serve the Corporation in any capacity.

         4.      Termination of Agreement.

                 A. The parties agree that at any time after December 20, 2002 the Corporation may terminate this Agreement upon written notice to Employee. In the event of such a termination, the amount of Deferred Compensation shall be determined in accordance with Section 1A(2) hereof, as if the termination of this Agreement were a Triggering Event; provided, that, if the date of the termination of this Agreement occurs between June 20th and December 20th of a calendar year, the amount of Deferred Compensation shall be determined under Section 1A(2) hereof as if a Triggering Event occurred on December 20th of such year.

                 B. Any Deferred Compensation payable as a result of the termination of this Agreement shall be distributed in accordance with Section 1B(2) hereof.

         5.      Replacement of Prior Agreement; Future Amendments of
Agreement.

                 A. This Agreement amends, restates in its entirety and supersedes the version of this Agreement entered into effective as of December 20, 1996.

                 B. This Agreement may not be amended, altered or modified, except by a writing signed by each party to this Agreement.

         6. Payment of Benefits and Claims Procedure. Upon the termination of employment of Employee, the Deferred Compensation shall be payable by the Corporation in accordance with Section 1 hereof. In the event that Employee desires to contest any decision of the Corporation regarding the Deferred Compensation or any other matter arising hereunder, he shall file a claim in accordance with the following procedure:

                 A. Such claim must be made in writing to the Corporation.

                 B. If such claim is wholly or partially denied, the Corporation shall, within ninety (90) days after receipt of such claim, notify Employee in writing of the denial of the claim. Such notice of denial shall be in writing, shall be expressed in a manner calculated to be understood by Employee, and shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent provisions of the Agreement upon which the denial is based, (iii) a description of any additional material or information necessary for Employee to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the claim review procedure under this Agreement. If notice of the denial of a claim is not furnished by the Corporation to Employee in accordance with the provisions of this Section 6B, the claim shall nonetheless be deemed denied and Employee shall be permitted to proceed to the review stage provided in Section 6C hereof.

                 C. If a claim by Employee is denied, Employee may request that the Corporation conduct a full and fair review of the denial of the claim, review any documents pertinent to such request, and submit issues and comments in writing. Such request shall be in writing and delivered to the Corporation within sixty (60) days after the receipt by Employee of the written notice of denial of the claim, or such later date as shall be reasonable, taking into account the nature of the claim and any other attendant circumstances.

                 D. The Corporation shall deliver to Employee a written decision on any claim filed hereunder within sixty (60) days after the receipt of the aforesaid request for review. Such decision shall (i) be expressed in a manner calculated to be understood by Employee, (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent provisions of the Agreement upon which the decision is based. If the Corporation fails to furnish its decision on review within the applicable time period to Employee, the claim shall nonetheless be deemed denied on review.

                 E. The Corporation shall have the right and power reasonably to interpret and construe the provisions of this Agreement in good faith and to decide all claims made hereunder.

         7. No Assignment. The rights of Employee to any payments hereunder are not subject to voluntary or involuntary transfer, alienation or assignment and, to the fullest extent permitted by law, are not subject to attachment, execution, garnishment, sequestration or other legal or equitable process.

         8. Benefits and Burdens. This Agreement shall be binding upon, and shall inure to the benefit of, (i) the Corporation and its successors and assigns, and (ii) Employee and his executors or administrators, heirs, legatees and personal and legal representatives.

         9. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by recognized overnight courier or hand delivery (with receipt therefor) or by certified or registered mail (return receipt requested and first-class postage prepaid), as follows: (i) in the case of the Corporation,





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
to its principal office, and (ii) in the case of Employee, to his address as shown on the Corporation's records.

         10. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

         11. Headings. The headings or other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         12. Governing Law. This Agreement shall be governed by the laws of the District of Columbia, except to the extent pre-empted by Federal law.

         13. Entire Agreement. This Agreement sets forth all of the promises, agreements and understandings of the parties hereto with respect to the matters described herein, and there are no promises, agreements or understandings, oral or written, express or implied, between them with respect to such matters other than as set forth herein. Any and all prior promises, agreements and understandings between the parties hereto with respect to the matters described herein are hereby revoked.

         IN WITNESS WHEREOF, the Corporation and Employee have executed this Agreement as of the day and year first above written.

                                            CORPORATION:
                                            -----------

ATTEST:                                     FRANKLIN NATIONAL BANK OF
                                              WASHINGTON, D.C., a national
                                              banking association



Linda B. Johnson                            By:Diane M. Begg
---------------------------                    ------------------------------
Linda B. Johnson, Secretary                    Diane M. Begg, Senior Vice
                                                President and Chief Financial
                                                Officer

[Corporate Seal]


WITNESS:                                    EMPLOYEE:
                                            --------



Carol A. Few                                Robert P. Pincus
---------------------------                 -------------------------------
                                            Robert P. Pincus

                                                                       EXHIBIT A

                       SCHEDULE OF DEFERRED COMPENSATION

                FOR PURPOSES OF COMPUTING DEFERRED COMPENSATION
                              UNDER Section 1A(2)


         Years of Service                                        Amount Payable
         ----------------                                        --------------
                1                                                      0

                2                                                    12,493

                3                                                    60,715

                4                                                   110,636

                5                                                   162,342

                6                                                   216,039

                7                                                   274,024

                8                                                   336,642

                9                                                   404,132

                10                                                  476,722

                11                                                  550,000

                12                                                  600,000

                13                                                  650,000

                14                                                  700,000

                15                                                  750,000


                                                                       EXHIBIT B

                           DESIGNATION OF BENEFICIARY
                                     UNDER
                        DEFERRED COMPENSATION AGREEMENT


         The undersigned, Robert P. Pincus, has entered into a Deferred Compensation Agreement with Franklin National Bank ("Bank"), effective as of December 20, 1996 (the "Agreement"), which provides for the payment of certain deferred compensation to me, subject to the terms and conditions of the Agreement.

         In accordance with the terms of the Agreement, I hereby designate Roxanne Little as the sole primary beneficiary of any amounts payable by reason of my death under the Agreement.

         In the event that Roxanne Little shall predecease me, or shall die before all of the deferred compensation that is payable under the terms of the Agreement has been distributed, any such remaining deferred compensation shall be payable to Liam Pincus .

         If none of the beneficiaries designated above survives me, any remaining deferred compensation payable under the Agreement at the time of my death shall be paid to my executor or other legal representative. I further understand that the designation of beneficiary set forth above may be changed and revoked by me at any time, by delivering a new designation of beneficiary to the Bank, at least ten (10) business days prior to the effective date of such change.


WITNESS:



Carol A. Few                             Robert P. Pincus
--------------------------------         ---------------------------------------
Carol A. Few                             Robert P. Pincus

Dated:  December 20, 1996